UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 22, 2015

PEGASI ENERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54842	20-4711443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 N. Broadway, Suite 204, Tyler, Texas 75702
(Address of principal executive offices)

Registrant’s telephone number, including area code: (903) 595-4139

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 22, 2015, Jay Moorin resigned for personal reasons, effective immediately, as a director of Pegasi Energy Resources Corporation (the “Company”).  In submitting his resignation, Mr. Moorin did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices, or other occurrence that would require disclosure under Item 5.02(a) of Form 8-K. A copy of Mr. Moorin’s resignation email is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of Mr. Moorin’s resignation, there is now one vacancy on the Company’s board of directors.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

17.1	Email from Jay Moorin to Michael Neufeld, the Chairman of the Board of Directors of Pegasi Energy Resources Corporation, dated June 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASI ENERGY RESOURCES CORPORATION

Dated: June 26, 2015	By: /s/ JONATHAN WALDRON
Jonathan Waldron Chief Financial Officer